SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 24, 2002

NII HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	333-26649	91-1671412
(State or Other Jurisdiction of Incorporation)	(Commission File Numbers)	(I.R.S. Employer Identification Nos.)

10700 Parkridge Boulevard, Suite 600, Reston, Virginia	20191
(Address of Principal Executive Offices)	(Zip Code)

Registrants’ Telephone Number, Including Area Code:    (703) 390-5100

(Former Name or Former Address, if Changed Since Last Report)

Item 3. BANKRUPTCY OR RECEIVERSHIP

     On May 24, 2002, NII Holdings, Inc. (“NII”) and one of its subsidiaries filed voluntary petitions under chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (Case No. 02-11505). No trustee, examiner with extended powers, receiver, fiscal agent or similar officer has been appointed with respect to NII and its subsidiary, which continue to operate their businesses and manage their assets as debtors in possession pursuant to Sections 1107 and 1108 of the Bankruptcy Code.

Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)	Financial Statements of Business Acquired.
Not applicable.

(b)	Pro Forma Financial Information.
Not applicable.

(c)	Exhibits.

Exhibit No	Exhibit Description

99.1	Press Release issued May 24, 2002

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NII HOLDINGS, INC

/s/ ROBERT J. GILKER
By:	Robert J. Gilker
Vice President and General Counsel

Date: May 24, 2002